AMENDMENT NO. 5 TO AFFILIATION AGREEMENT

This AMENDMENT NO 5 (this “Amendment”) to the Affiliation Agreement, dated as of August 28, 2011 (the “Affiliation Agreement”), by and among Total Solar INTL SAS, formerly known as Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France, Total Gaz Electricité Holdings France SAS, a société par actions simplifiée organized under the laws of the Republic of France (together, “Parent”) and SunPower Corporation, a Delaware corporation (the “Company”), is made and entered into as of April 19, 2021 (the “Effective Date”) by and between the Parent and the Company. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning given to them in the Affiliation Agreement.

WITNESSETH:

WHEREAS, Parent and the Company desire to amend the Affiliation Agreement to reflect certain changes to the composition of the Company’s Board of Directors, as set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the matters set forth herein, as well as other good and valuable consideration the receipt and sufficiency of which are hereby acknowledge and accepted, and intending to be legally bound, Parent and the Company hereby agree as follows:

1.Amendment. A new subsection shall be added to Section 3.2 of the Affiliation Agreement, to read as follows:

(l)     Temporary Changes to Board Composition. Notwithstanding anything in Section 3.2(a) or Section 3.2(d) to the contrary:

            (i)    On or prior to the Effective Date, the Company Board shall take all action necessary to increase the size of the Company Board to eleven (11) directors.
            (ii)    From the Effective Date until November 1, 2021 (or such earlier date as may be designated by the Company Board) (such date, the “Reversion Date”), the Company Board shall consist of (i) the Chief Executive Officer of the Company, (ii) the immediate past Chief Executive Officer of the Company, who shall serve as Chairman of the Company Board (the “Transitional Chairman”), (iii) three (3) Disinterested Directors, (iv) subject to Section 3.2(d), six (6) Terra Directors, and (v) such number of Disinterested Directors as to fill any vacancies on the Company Board resulting from a reduction in the number of Terra Directors pursuant to Section 3.2(d), in each case taking into account the provisions of Section 3.1(f).
            (iii)    Upon the Reversion Date, (A) the Transitional Chairman shall resign from his position on the Company Board, (B) Terra shall as promptly as practicable cause one (1) Terra Director to resign from the Company Board, and (C) the Company Board shall take all action necessary to reduce the size of the Company Board to nine (9) directors.
            (iv)    From and after the Reversion Date, Section 3.2 shall be deemed amended and restated to read as Section 3.2 read immediately prior to the Effective Date and without giving effect to this Amendment.

2.Agreement. All references to the “Agreement” set forth in the Affiliation Agreement shall be deemed to be references to the Affiliation Agreement as amended pursuant to this Amendment.

3.    Headings. The headings set forth in this Amendment are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Amendment or any term or provision hereof.

4.    Ratification. Article I shall be deemed modified as of the date of this Amendment. Other than as expressly modified pursuant to this Amendment, all provisions of the Affiliation Agreement, as amended prior to the date of this Amendment are hereby ratified and remain unmodified, and in full force and effect.

(Remainder of Page Left Intentionally Blank)

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 5 to be executed by their respective duly authorized officer to be effective as of the Effective Date.

TOTAL SOLAR INTL SAS

By:	/S/ Noemie Le Baut
Name: Noemie Le Baut
Title: Director

TOTAL GAZ ELECTRICITÉ HOLDINGS FRANCE SAS

By:	/S/ Noemie Le Baut
Name: Noemie Le Baut
Title: Director

SUNPOWER CORPORATION

By:	/S/ Thomas H. Werner
Thomas H. Werner
Chairman of the Board of Directors

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